Prospectus Supplement No. 17 (to Prospectuses dated January 14, 2021 and July 8, 2020)	Filed Pursuant to Rule 424(b)(3) Registration Nos. 333-251985 and 333-239395

American Depositary Shares

Representing Shares of Common Stock

This prospectus supplement updates and supplements the prospectuses dated January 14, 2021 and July 8, 2020 (the “Prospectuses”), which form a part of our Registration Statements on Form F-1 (Registration Nos. 333-251985 and 333-239395, respectively) (the “Registration Statements”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 6-K, filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in either of the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our ADSs are listed on the Nasdaq Global Select Markets under the symbol “AMYT.” On March 30, 2022, the last reported sale price of our ADSs was $8.15 per ADS.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” in each of the Prospectuses and under similar headings in any further amendments or supplements to the Prospectuses.

None of the Commission, any state securities commission, nor any foreign securities commission has approved or disapproved of these securities or determined if either of the Prospectuses or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 31, 2022.

EXHIBIT 99.1

Results of General Meeting

Share-Repurchase Program Form of Contract and Counterparties Approved

DUBLIN, Ireland, and Boston MA, March 3, 2022, Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company focussed on acquiring, developing and commercializing novel treatments for rare diseases, is pleased to announce that all resolutions presented to shareholders at yesterday’s General Meeting were duly passed including a resolution which approved the form of share repurchase contract and counterparties under which the Company may make repurchases of its own shares.

The full text of each resolution was included in the notice of the General Meeting posted to shareholders on February 2, 2022, and is available on the Company's website www.amrytpharma.com.

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases.  Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control.  For additional information, please follow this link.

Mycapssa® (octreotide capsules) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.  Mycapssa® is the first and only oral somatostatin analog approved by the FDA.  Mycapssa® has also been submitted to the EMA and is not yet approved in Europe.  For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal productsfor adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®).  For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (EB), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment.  Filsuvez® has been selected as the brand name for Oleogel-S10.  The product does not currently have regulatory approval to treat EB.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform.  For more information on Amryt, including products, please visit www.amrytpharma.com.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

EXHIBIT 99.2

Amryt Announces Successful Bioavailability Study for Mycapssa® (octreotide capsules)

Data supports a planned Phase 3 study in the treatment of carcinoid symptoms associated with Neuroendocrine Tumors (NET)

Global NET market opportunity is estimated to be approx. $1.9bn* with US market opportunity estimated to be approx. $1.0bn*

DUBLIN, Ireland, and Boston MA, March 8, 2022 Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, today announces completion of a successful pharmacokinetic (PK) study for Mycapssa® (oral octreotide). The data supports a planned Phase 3 study of Mycapssa® in the treatment of patients with carcinoid symptoms due to Neuroendocrine Tumors (NET).

Mycapssa® - NET Opportunity

Amryt’s TPE® platform enables the oral delivery of the octreotide molecule which is otherwise delivered as an injectable.   Mycapssa® (oral octreotide) is approved by the FDA for long-term maintenance treatment in acromegaly patients who have responded to and tolerated injectable treatment with octreotide or lanreotide (i.e. somatostatin analogs (SSAs)).

Injectable SSAs are also approved and are the pharmaceutical standard of care in the treatment of carcinoid symptoms in NET and their utilization in NET accounts for an estimated $1.9bn* globally and approximately $1.0bn* in the US. The potential addressable patient population on SSAs in the US is estimated at 24,000**. Compared to acromegaly, patients with NET are known to require higher average doses of injectable SSAs to achieve adequate symptom control.

PK Study Results

The objective of the PK study was to demonstrate that doses of Mycapssa® up to 80mg result in the desired bioavailability and dose proportionality with an acceptable safety and tolerability profile. The Phase 1 study was an open-label, six sequence, 3 period cross-over design, enroling 30 healthy subjects who were administered single doses (20mg, 60mg and 80mg) of Mycapssa®. The study results showed dose linearity from 20mg to 80mg. Safety and tolerability was acceptable and in line with expectations and no serious adverse events were reported.

The study achieved its objectives and the data supports the planned Phase 3 study in patients with carcinoid symptoms due to NET. The study results are consistent with the prior PK study which was undertaken with these higher doses (20mg, 60mg and 80mg) and compared to injectable SSA.

The US Food and Drug Administration (FDA) has confirmed that a single positive Phase 3 study would be sufficient for approval, consistent with the 505(b)(2) regulatory pathway previously agreed. Amryt is currently finalising the study protocol with the FDA and expects to initiate the Phase 3 study in Q4 2022.

Dr Joe Wiley, CEO of Amryt Pharma, commented: “Today’s news represents a significant milestone in our plan to develop Mycapssa® for patients affected by carcinoid symptoms associated with NET. This additional indication for NET, if approved, creates a substantial new market opportunity for Amryt estimated at $1.9bn globally. We are very excited at the potential for Mycapssa® and our TPE® technology to deliver an oral therapy option to NET patients in need”.

About Neuroendocrine Tumors (NET)

NETs arise from neuroendocrine cells throughout the body, most commonly in the gastrointestinal tract, lung, and rarely, the pancreas. While well differentiated neuroendocrine tumors are known to be slow growing, they are often asymptomatic in early stages leading to a substantial number of patients being diagnosed when the tumors have already spread regionally or distantly. Capable of secreting hormones and bioactive amines, approximately 19% of patients have carcinoid syndrome characterized by secretory diarrhea and flushing.

* Based on management estimates
** National Cancer Institute SEER Database; Halperin et al. 2017 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6066284/

About Amryt

Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases. Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control. For additional information, please follow this link.

Mycapssa® (octreotide capsules) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide. Mycapssa® is the first and only oral somatostatin analog approved by the FDA. Mycapssa® has also been submitted to the EMA and is not yet approved in Europe. For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®). For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (EB), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment. Filsuvez® has been selected as the brand name for Oleogel-S10. The product does not currently have regulatory approval to treat EB.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform. For more information on Amryt, including products, please visit www.amrytpharma.com.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

EXHIBIT 99.3

Amryt Announces Positive Interim Analysis Data From Open Label Phase of EASE Phase 3 Trial in EB

Late-breaking oral presentation at the American Academy of Dermatology Annual meeting 2022

Body surface area percentage of partial thickness wounds reduced from 12.1% to 5.4% after at least 15 months of treatment with Oleogel-S10

 No new safety signals observed

DUBLIN, Ireland, and Boston MA, March 26, 2022, Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, today announced new positive clinical data from EASE, the largest Phase 3 trial in Epidermolysis Bullosa (EB).  These data were presented during a late-breaking oral presentation at the American Academy of Dermatology (AAD) Annual Meeting 2022 held in Boston, MA.  Professor Dedee Murrell, M.D. (Chair, Department of Dermatology, St George Hospital, UNSW, Sydney, Australia) was the presenting author of the 12-month interim analysis of the two-year open-label phase (OLP) (n=205) from the EASE trial evaluating the safety and efficacy of Oleogel-S10 in patients with EB.

Highlights

  The trial met its primary endpoint in the double-blind phase (DBP; 90 days); target wounds treated with Oleogel-S10 reached first complete wound closure by Day 45 more frequently than wounds treated with control gel, with statistical significance (p=0.013)
  Patients treated with Oleogel-S10 in the DBP (n=109) experienced a reduction in total body surface area percentage wounding (BSAP) from 12.1% at study entry in the DBP to 7.4% at the end of the DBP
  In patients who continued Oleogel-S10 treatment in the OLP (100 of whom were on Oleogel-S10 in the DBP) and who had an OLP Month 12 assessment (n=56), BSAP was further reduced to 5.4% (equates to at least 15 months on Oleogel-S10 treatment)
  Patients treated with Oleogel-S10 in the DBP (n=109) experienced a reduction in EBDASI skin activity from 19.6 at study entry in the DBP to 16.5 at the end of the DBP
  In the patients who continued Oleogel-S10 treatment in the OLP (100 of whom were on Oleogel-S10 in the DBP) and who had an OLP Month 12 assessment (n=55), EBDASI skin activity was further reduced to 15.2 (equates to at least 15 months on Oleogel-S10 treatment)
  Treatment with Oleogel-S10 was well tolerated with continued use; no new safety signals were observed in the interim OLP analysis

Dr Mark Sumeray, Chief Medical Officer, commented: “We are pleased to present new positive data from the EASE trial.  These important long-term interim safety and efficacy data demonstrate an average 55% reduction in the body surface area percentage with partial thickness wounds in those patients who continued on Oleogel-S10 for at least 15 months of treatment, which builds on the previously reported positive data from the DBP of EASE.  We remain committed to our goal of delivering a clinically approved treatment to patients in need.”

Professor Dedee Murrell, M.D., added “This new analysis reinforces the clinical benefit where patients had sustained improvement despite ongoing development of the systemic disease in EB.  This builds on the data from the double-blind phase where the primary endpoint was met, whereby Oleogel-S10 demonstrated accelerated wound healing in patients. The 12-month interim analysis of the OLP of EASE provides encouraging data on the long-term benefit for EB patients, for whom there are no currently approved treatment options.”

About Epidermolysis Bullosa
Epidermolysis Bullosa (EB) is a rare and devastating group of hereditary disorders of the skin, mucous membranes, and internal epithelial linings characterized by extreme skin fragility and blister development.  Patients with severe forms of EB suffer from severe, chronic blistering, ulceration and scarring of the skin, mutilating scarring of the hands and feet, joint contractures, strictures of the esophagus and mucous membranes, a high risk of developing aggressive squamous cell carcinomas, infections and risk of premature death.  The global market opportunity for EB is estimated by the Company to be in excess of $1.0 billion.

About EASE
 The EASE trial (NCT03068780) is the largest ever global Phase 3 trial conducted in patients with EB, performed across 58 sites in 28 countries. It comprises a 3-month double-blind randomised controlled phase followed by a 24-month open-label, single-arm phase. Patients with dystrophic and junctional EB target wounds of between 10 and 50cm2 in size that were present for > 21 days and < 9 months were randomized in the double-blind phase to study treatment in a 1:1 ratio and wound dressings applied according to standard of care.  223 patients were enrolled into the trial including 156 pediatric patients.  Of those that completed the double-blind phase, 100% entered the open label safety follow up phase.

About Amryt

Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases.  Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control.  For additional information, please follow this link.

Mycapssa® (octreotide capsules) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.  Mycapssa® is the first and only oral somatostatin analog approved by the FDA.  Mycapssa® has also been submitted to the EMA and is not yet approved in Europe.  For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®).  For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (EB), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment.  Filsuvez® has been selected as the brand name for Oleogel-S10.  The product does not currently have regulatory approval to treat EB.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform.  For more information on Amryt, including products, please visit www.amrytpharma.com.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Investor Contacts
Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com
Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

Media Contact
Patrick Bursey, LifeSci Communications, +1 (203) 430 9545, pbursey@lifescicomms.com

EXHIBIT 99.4

Amryt Supports World Lipodystrophy Day - March 31, 2022

DUBLIN, Ireland, and Boston MA, March 31, 2022, Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company focussed on acquiring, developing and commercializing novel treatments for rare diseases, is pleased to announce its support for World Lipodystrophy Day 2022 which takes place today.

Lipodystrophy is a debilitating ultra-rare disease characterized by the lack of subcutaneous fat.  The inability to store fat under the skin causes fat to be stored in places such as the muscles and liver which leads to severe metabolic complications including insulin resistance, diabetes, dyslipidemia, heart disease, kidney disease, fatty liver disease and many others. Currently, there is no cure for Lipodystrophy and only the secondary complications can be managed/treated.

Amryt would like to join the global lipodystrophy patient community to raise awareness and highlight the burden and impact of this profoundly distressing condition on lipodystrophy patients.

Dr Joe Wiley, CEO of Amryt Pharma, commented today: “Lipodystrophy is a complex and extremely rare disease.  People and families with lipodystrophy face an enormous challenge as it can take many years of worsening, distressing symptoms before they get a correct diagnosis and treatment.  Education and awareness are critical to improve this diagnostic odyssey and to improve the lives of people living with lipodystrophy. We are delighted to support the global lipodystrophy patient community today on World Lipodystrophy Day.”

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases.  Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control.  For additional information, please follow this link.

Mycapssa® (octreotide capsules) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.  Mycapssa® is the first and only oral somatostatin analog approved by the FDA.  Mycapssa® has also been submitted to the EMA and is not yet approved in Europe.  For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal productsfor adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®).  For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (EB), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment.  Filsuvez® has been selected as the brand name for Oleogel-S10.  The product does not currently have regulatory approval to treat EB.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform.  For more information on Amryt, including products, please visit www.amrytpharma.com.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts
Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com
Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com